Exhibit 32.2
CERTIFICATION
     Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of Section 1350, chapter 63 of title 18, United States Code), the undersigned officer of Allied World Assurance Company Holdings, Ltd (the “Company”), hereby certifies, to such officer’s knowledge, that:
     The Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2008 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: November 7, 2008	By:	/s/ Joan H. Dillard
	Name:	Joan H. Dillard
	Title:	Senior Vice President and Chief Financial Officer
     The foregoing certification is being furnished solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of Section 1350, chapter 63 of title 18, United States Code) and is not being filed as part of the Report.